Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 33-82612, 333-05811, 333-44983, 333-44979, 333-101725, 333-101729, 333-110141, 333-134043, 333-157638, and 333-161232 of Scientific Games Corporation on Form S-8; Registration Statement Nos. 333-74590, 333-110477, 333-112452, 333-124107 and 333-141720 of Scientific Games Corporation on Form S-3; Registration Statement No. 333-155346 of Scientific Games International, Inc. on Form S-3; and Registration Statement No. 333-161268 of Scientific Games International, Inc. on Form S-4 of our report dated February 25, 2010, with respect to the statements of financial position of Consorzio Lotterie Nazionali as of December 31, 2009, 2008 and 2007, and the related statements of comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2009, prepared on the basis of International Financial Reporting Standards as issued by the International Accounting Standards Board, included in this Annual Report (Form 10-K) of Scientific Games Corporation for the year ended December 31, 2009.

/s/ Reconta Ernst & Young S.p.A.

Rome, Italy
February 25, 2010